SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chairman of the Board, Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer and President of Bank of America Corporation
Dean C. Athanasia	President, Preferred and Small Business Banking and Co-Head Consumer Banking	President, Preferred and Small Business Banking, Co-Head Consumer Banking of Bank of America Corporation
Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation
Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Terrence P. Laughlin	Vice Chairman, Global Wealth & Investment Management	Vice Chairman, Global Wealth & Investment Management of Bank of America Corporation
David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation
Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation
Thong M. Nguyen	President, Retail Banking and Co-Head, Consumer Banking	President, Retail Banking and Co-Head Consumer Banking of Bank of America Corporation
Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Lead Independent Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck1	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc
Linda P. Hudson	Director	Chairman and CEO of The Cardea Group and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Former Chairman, US Hispanic Media Inc.
Thomas J. May	Director	Chairman, Eversource Energy
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV
Thomas D. Woods2	Director	Former Vice Chairman and SEVP of Canadian Imperial Bank of Commerce
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

1 Mr. de Weck is a citizen of Switzerland.

2 Mr. Woods is a citizen of Canada.
The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation
John J. Lawlor	Director and President	Managing Director, Municipal Markets and Public Sector Banking Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Margaret Scopelianos	Director and Managing Director	Managing Director, Public Finance Executive of Bank of America, National Association
Edward J. Sisk	Director and Managing Director	Managing Director, Public Finance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Edward H. Curland	Director and Managing Director	Managing Director, Municipal Markets Executive for Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
David A. Stephens	Director and Managing Director	Managing Director, Executive for Public Finance and Public Sector Credit Products of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
James E. Nacos	Managing Director	Managing Director, Municipal Markets Senior Trader of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
Mona Payton	Managing Director	Managing Director, Municipal Markets Executive for Short-Term Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association
John B. Sprung	Director	Corporate Director
The following sets forth the name and present principal occupation of each executive officer and director of Blue Ridge Investments, L.L.C.  The business address of each of the executive officers and directors of Blue Ridge Investments, L.L.C. is 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Blue Ridge Investments, L.L.C.	Principal Occupation
Lizbeth N. Applebaum	Manager & Executive Vice President	Managing Director, Senior Finance Manager Capital Markets of Bank of America, National Association
William Arnold	Manager & Executive Vice President	Managing Director, Business Support Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Keith T. Banks	Executive Vice President	President US Trust, GWIM Banking and BACM of Bank of America, National Association
Rudolf Bless	Executive Vice President	Managing Director, Chief Accounting Officer of Bank of America, National Association
Alastair Borthwick	Executive Vice President	Managing Director, Head of Global Commercial Banking of Bank of America, National Association
Eric R. Burgess	Executive Vice President	Managing Director, Corporate Investment Senior Financial Manager of Bank of America, National Association
George C. Carp	Executive Vice President	Managing Director, Capital Markets Finance Executive of Bank of America, National Association
Elizabeth Chen	Manager & Executive Vice President	Senior Vice President, Business Executive-Operations of Countrywide Home Loans, Inc.
Sara M. Cummings	Executive Vice President	Managing Director, Liquidity Risk Senior Manager of Bank of America, National Association
Stephan L. Dellosso	Manager and Executive Vice President	Managing Director, Global Markets Risk Executive of Bank of America, National Association
Geoffrey Greener	Executive Vice President	Chief Risk Officer of Bank of America, National Association
Frank N. Kotsen	Executive Vice President	Managing Director, Head of US Special Situations Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Walter R. Louis	Executive Vice President	Senior Vice President, Senior Asset Liability Manager of Bank of America, National Association
Walter J. Muller	Executive Vice President	Managing Director, Chief Investment Officer of Bank of America, National Association
Gregory Mulligan3	Executive Vice President	Managing Director, Corporate Investment Quantitative Finance Executive of Bank of America, National Association/London Branch
Robert A. Schleusner III	Executive Vice President	Managing Director, Wholesale Credit Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated

3Mr. Mulligan is a citizen of the United Kingdom.